APPENDIX A

Dividend Dates (1)
Record Date	Payment Date
February 10, 2005	March 10, 2005
May 12, 2005	June 9, 2005
August 11, 2005	September 8, 2005
November 10, 2005	December 8, 2005

Relevant Dates for Investments Subject to Waiver
Threshold Price and
Waiver Discount Set		Pricing Period
Date	Payment Due Date	Commencement Date	Investment Date
December 28, 2004	January 3, 2005	January 4, 2005	January 21, 2005
January 27, 2005	February 2, 2005	February 3, 2005	February 22, 2005
February 25, 2005	March 3, 2005	March 4, 2005	March 22, 2005
March 30, 2005	April 5, 2005	April 6, 2005	April 22, 2005
April 28, 2005	May 4, 2005	May 5, 2005	May 23, 2005
May 27, 2005	June 3, 2005	June 6, 2005	June 22, 2005
June 28, 2005	July 5, 2005	July 6, 2005	July 22, 2005
July 28, 2005	August 3, 2005	August 4, 2005	August 22, 2005
August 29, 2005	September 2, 2005	September 6, 2005	September 22, 2005
September 28, 2005	October 4, 2005	October 5, 2005	October 21, 2005
October 28, 2005	November 3, 2005	November 4, 2005	November 22, 2005
November 29, 2005	December 5, 2005	December 6, 2005	December 22, 2005

(1) The dates indicated are those expected to be applicable under the Plan with respect to future dividends, if and when declared by the board of directors. The actual record and payment dates will be determined by the board of directors.